Exhibit 10.27

EXLSERVICE HOLDINGS, INC.

RESTRICTED STOCK PURCHASE AGREEMENT

THIS AGREEMENT (the “Agreement”) is made this 14th day of November 2002, between EXLSERVICE HOLDINGS, INC., a Delaware corporation (the “Company”), and Rohit Kapoor (“Purchaser”).

WHEREAS, the Company was formed for the purpose of acquiring ExlService.com, Inc. (“Exl Delaware”), a Delaware corporation, from Conseco Inc. (“Conseco”), an Indiana corporation, (the “Acquisition”);

WHEREAS, Conseco has required Purchaser to deliver the Termination Agreement and General Release by and among Purchaser, Conseco and Exl Delaware as a condition to closing the Acquisition;

WHEREAS, Purchaser has provided substantial services (the “Rendered Services”) to the Company, in connection with the Acquisition, including without limitation, preparation of a budget and business plan, establishing contacts with potential clients and undertaking negotiations toward agreements to be entered into following the consummation of the Acquisition, making presentations to Conseco on behalf of the Company, and working with employees of Exl Delaware and its wholly owned Indian subsidiary, ExlService.com (India) Private Limited, on critical transition issues; and

WHEREAS, the Purchaser will manage the affairs of Exl Delaware following the Acquisition, and the Company wishes for Purchaser to have an ownership interest in the Company;

WHEREAS, the Company wishes to sell to Purchaser and Purchaser desires to purchase from the Company 1,000,000 shares of the Company’s Series A Common Stock, par value, $0.001 per share (the “Stock”), according to the terms and conditions hereof; and

WHEREAS, the Company and the Purchaser have agreed that certain shares of the Stock shall be issued to Purchaser free and clear of any restrictions under this Agreement, and certain shares of the Stock shall be issued to Purchaser subject to a right of repurchase by the Company as described herein below;

NOW THEREFORE, the parties agree as follows:

1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell to Purchaser and Purchaser agrees to purchase from the Company on the Closing Date (as herein defined), 1,000,000 shares of the Stock at a price of $.001 per share, for an aggregate purchase price of $1,000.00 (the “Purchase Price”).

2. Closing. The purchase and sale of the Stock shall occur at the Closing (as such term is defined in the Stock and Note Purchase Agreement, dated as of [_______ __, 2002] by and among Oak Hill Capital Partners, L.P., Oak Hill Capital Management Partners, L.P., Financial Technology Ventures (Q), L.P. and certain of its affiliates, Vikram Talwar and Rohit Kapoor. At the closing, Purchaser, in addition to having rendered the Rendered Services, which the parties agree shall have the value of $239,500, shall deliver to the Company either cash or check per the Company’s instructions the balance of the Purchase Price after taking into account the value of the Rendered Services, and the Company will issue two duly executed certificates evidencing the Restricted Stock, as defined below, and the shares of Stock which are not Restricted Stock in the name of Purchaser with the certificate or certificates representing the Restricted Stock to be held pursuant to the escrow described in Section 6 hereof (the “Escrow”).

3. Repurchase Option and Release of Stock.

(a) Repurchase Option.

(i) The Company shall have an irrevocable, exclusive option (the “Repurchase Option”) for a period of three (3) years from the date hereof, to repurchase twenty-five percent (25%) of the Stock (the “Restricted Stock”), or such lesser amount of the Restricted Stock as elected by the Company at such time; if such repurchase occurs within one calendar year of the date hereof, the repurchase price shall be the original purchase price per share ($0.24) and if such repurchase occurs at or after one calendar year from the date hereof, the repurchase price shall be the Fair Market Value. The Repurchase Option shall be exercisable only in the event that the Purchaser’s employment by or services to the Company has been terminated due to death, Disability without Good Reason or for Cause (each as defined in Section 7 of the Employment and Non-Competition Agreement dated as of the date hereof by and among the Company, certain of its subsidiaries, and the Purchaser (the “Employment Agreement”). The Repurchase Option shall be exercised by the Company by written notice to the Purchaser or his executor (with a copy to the Escrow Agent (as defined in Section 6 hereof)) and, at the Company’s option, (i) by delivery to Purchaser or his executor with such notice of a check in the amount of the repurchase price for the Restricted Stock being repurchased, or (ii) by cancellation by the Company of an amount of Purchaser’s indebtedness to the Company equal to the repurchase price for the Stock being repurchased, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such repurchase price. Upon delivery of such notice and the payment of the repurchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Stock (formerly, Restricted Stock) being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of shares of such Stock being repurchased by the Company. For the purposes of this Section 3, “Fair Market Value” shall mean the fair market value of the Restricted Stock as determined by the board of directors of the Company (the “Board”), provided, however, if the Purchaser disagrees with the Board’s determination of the fair market value of the Restricted Stock, then “Fair Market Value” shall mean the fair market value of the Restricted Stock as determined by a United States nationally recognized appraiser selected by the Board. The cost of such appraiser shall be paid by the Company.

(ii) Whenever the Company shall have the right to repurchase shares of the Restricted Stock hereunder, the Company may designate and assign one or more employees, officers, directors or stockholders of the Company or other persons or organizations to exercise all or a part of the Company’s repurchase rights under this Agreement and purchase all or a part of such Restricted Stock; provided that if the fair market value of the Restricted Stock to be repurchased on the date the Repurchase Option is exercised (“Repurchase FMV”) exceeds the repurchase price of the Restricted Stock to be repurchased, then each such designee or assignee shall pay the Company cash equal to the difference between the Repurchase FMV and the repurchase price of the Restricted Stock which such designee or assignee shall have the right to repurchase.

(b) Release of Stock From Repurchase Option. The Restricted Stock shall be entirely released from the Company’s right of repurchase under Section 3(a) hereof on the earliest to occur of (i) sixty (60) days from the date of termination of the Executive’s employment by or services to the Company due to death, Disability without Good Reason or for Cause (each as defined in Section 7 of the Employment Agreement) (ii) the third anniversary of the date hereof, or (iii) the date Purchaser’s employment with or services to the Company is terminated for Good Reason or without Cause.

4. Restriction on Transfer. Purchaser shall only be permitted to sell, transfer, pledge, hypothecate or otherwise dispose of any shares of the Stock in accordance with the transfer restrictions on the Stock as set forth in the Stockholders Agreement dated as of November 14, 2002, among the Executive, Oak Hill Capital Partners, L.P., a Delaware limited partnership, Financial Technology Ventures (Q), L.P., a Delaware limited partnership, and certain of its affiliates, and certain other investors listed on the signature pages thereto.

5. Purchaser’s Representations. In connection with his purchase of the Stock, Purchaser hereby represents and warrants to the Company as follows:

(a) Investment Intent; Capacity to Protect Interests. Purchaser is purchasing the Stock solely for his own account (or that of a trust established for the benefit of his children) for investment and not with a view to or for sale in connection with any distribution of the Stock or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Stock or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the “Act”). Purchaser also represents that the entire legal and beneficial interest of the Stock is being purchased, and will be held, for Purchaser’s account (or that of a trust established for the benefit of his children) only, and neither in whole or in part for any other person. Purchaser either has a pre-existing business or personal relationship with the Company or any of its officers, directors or controlling persons or by reason of Purchaser’s business or financial experience or the business or financial experience of Purchaser’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect Purchaser’s own interests in connection with this transaction.

(b) Residence. Purchaser’s principal residence is within the State of Noida, India and is located at the address indicated beneath Purchaser’s signature below. If the Purchaser is a resident of a state which is a “Community Property” state, the Purchaser will obtain the consent of the Purchaser’s spouse on the form attached hereto.

(c) Information Concerning Company. Purchaser has heretofore discussed the Company and its plans, operations and financial condition with the Company’s officers and has heretofore received all such information as Purchaser has deemed necessary and appropriate to enable Purchaser to evaluate the financial risk inherent in making an investment in the Stock, and Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

(d) Economic Risk. Purchaser realizes that the purchase of the Stock will be a highly speculative investment and involves a high degree of risk, and Purchaser is able, without impairing financial condition, to hold the Stock for an indefinite period of time and to suffer a complete loss on Purchaser’s investment.

(e) Restricted Securities. Purchaser understands and acknowledges that:

(i) The Stock has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein. In this connection, Purchaser understands that, in the view of the Securities and Exchange Commission (“SEC”), the statutory basis for such exemption may be unavailable if Purchaser’s representation was predicated solely upon a present intention to hold the Stock for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Stock, or for a period of one (1) year or any other fixed period in the future.

(ii) the Stock must be held indefinitely unless it is subsequently registered under the Securities Act or unless an exemption from such registration is otherwise available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Stock. In addition, Purchaser understands that the certificate evidencing the Stock will be imprinted with a legend which prohibits the transfer of the Stock unless it is registered or such registration is not required in the opinion of counsel satisfactory to the Company.

(f) Disposition under Rule 144. Purchaser understands that:

(i) the shares of Stock are restricted securities within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 will not be available in any event for at least one (1) year from the date of purchase and payment of the Stock, and even then will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Stock may be made only in limited amounts in accordance with such terms and conditions;

(ii) that at the time Purchaser wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Purchaser would be precluded from selling the Stock under Rule 144 even if the one (1) year minimum holding period had been satisfied; and

(iii) in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(g) Further Limitations on Disposition. Without in any way limiting his representations set forth above, Purchaser further agrees that he shall in no event make any disposition of all or any portion of the Stock unless and until:

(i) (A) there is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or, (B)(1) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (2) Purchaser shall have furnished the Company with an opinion of Purchaser’s counsel, such opinion to be reasonably acceptable to the Company.

(ii) the shares of Stock proposed to be transferred are no longer subject to the Repurchase Option set forth in Section 3 hereof.

(h) Accredited Investor. Purchaser is an “accredited investor” as that term is defined in Regulation D under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Stock, and the Purchaser is able to bear the economic risk of his investment.

(i) Valuation of Common Stock. Purchaser understands that the Stock has been valued by the Board of Directors and that the Company believes this valuation represents a fair attempt at reaching an accurate appraisal of its worth; Purchaser understands, however, that the Company can give no assurances that such price is in fact the fair market value of the Stock and that it is possible that, with the benefit of hindsight, the Internal Revenue Service would successfully assert that the value of the common stock on the date of purchase is substantially greater than so determined.

If the Internal Revenue Service were to succeed in a tax determination that the Stock received had value greater than that upon which the transaction was based, the additional value would constitute ordinary income as of the date of its receipt. The additional taxes (and interest) due would be payable by Purchaser, and there is no provision for the Company to reimburse him for that tax liability, and Purchaser assumes all responsibility for such potential tax liability. In the event such additional value would represent more than twenty-five percent (25%) of Purchaser’s gross income for the year in which the value of the shares were taxable, the Internal Revenue Service would have six (6) years from the due date for filing the return (or the actual filing date of the return if filed thereafter) within which to assess Purchaser the additional tax and interest which would then be due.

The Company would have the benefit, in any such transaction, if a determination was made prior to the three (3) year statute of limitations period affecting the Company, of an increase in its deduction for compensation paid, which would offset its operating profits, or, if not profitable, would create net operating loss carry forward arising from operations in that year.

(j) Section 83(b) Election. Purchaser understands that he (and not the Company) shall be responsible for his own federal, state, local or foreign tax liability and any of his other tax consequences that may arise as a result of the transactions contemplated by this Agreement. Purchaser shall rely solely on the determinations of his tax advisors or his own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters. Purchaser understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date any restrictions on the Stock lapse. In this context, “restriction” includes the right of the Company to buy back the Stock pursuant to its repurchase option. In the event the Company has registered any of its shares under the Securities Exchange Act of 1934, “restriction” with respect to officers, directors and ten percent (10%) stockholders also means the period after the purchase of the Stock during which such officer, director and ten percent (10%) stockholders could be subject to suit under Section 16(b) of the Securities Exchange Act of 1934. Purchaser understands that Purchaser may elect to be taxed at the time the shares of Stock are purchased rather than when and as the Company’s repurchase option or Section 16(b) restrictions expire by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE

ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PURCHASER’S BEHALF.

6. Escrow. As security for the faithful performance of the terms of this Agreement and to ensure the availability for delivery of Purchaser’s Stock upon exercise of the Repurchase Option herein provided for, Purchaser agrees to deliver to and deposit with outside counsel to Exl Delaware, such counsel to be mutually acceptable to the Company and Purchaser, as escrow agent in this transaction (“Escrow Agent”), one Stock Assignment duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit A, together with the certificate or certificates evidencing the Restricted Stock; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the joint escrow instructions of the Company and Purchaser in accordance with standard terms for such instructions under an escrow agreement which shall be mutually agreed to by the Company and Purchaser, and delivered to the Escrow Agent at the closing hereunder.

7. Standoff Agreement. Purchaser agrees, in connection with the Company’s initial public offering of its equity securities, and upon request of the Company or the underwriters managing such offering, (i) not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any shares of Stock (other than those included in the registration, if any) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration as may be requested by the Company or such underwriters and (ii) to execute any agreement regarding (i) above as may be requested by the Company’s underwriters.

8. Miscellaneous.

(a) Subject to the provisions and limitations hereof, Purchaser may, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Stock deposited in the Escrow.

(b) The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(c) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given if delivered in accordance with the terms of Section 8 of the Employment Agreement.

(d) The Company may assign its rights and delegate its duties under this Agreement, including Sections 3. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, his heirs, executors, administrators, successors and assigns.

(e) Purchaser hereby authorizes and directs the Secretary or Transfer Agent of the Company to transfer the Stock as to which the Repurchase Option has been exercised from Purchaser to the Company or the Company’s assignee.

(f) Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s employment, for any reason, with or without cause.

(g) This Agreement represents the entire agreement between the parties with respect to the purchase of the Stock by Purchaser, may only be modified or amended in writing signed by both parties and satisfies all of the Company’s obligations to Purchaser with regard to the issuance or sale of securities.

(h) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT IN FEDERAL COURT LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK AND EACH PARTY AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH ACTION, SUIT OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR THE SUBJECT MATTER THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, AND DOES HEREBY AGREE NOT TO CHALLENGE SUCH JURISDICTION OR VENUE BY REASON OF ANY OFFSETS OR COUNTERCLAIMS IN ANY SUCH ACTION, SUIT OR PROCEEDING. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY PARTY IF GIVEN PERSONALLY OR BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OF MAIL THAT REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EXLSERVICE HOLDINGS, INC., a Delaware corporation		ROHIT KAPOOR

By:	/s/ John R. Monsky	By:	/s/ Rohit Kapoor
Name:	John R. Monsky	Address:	350 Park Avenue
Title:	Assistant Vice President		New York, NY 10022
Attention: Rohit Kapoor
Facsimile: (212) 872-1524

[Signature Page to Restricted Stock Purchase Agreement]

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Purchase Agreement, dated as of November 14, 2002 (the “Agreement”), Rohit Kapoor (“Purchaser”) hereby sells, assigns and transfers unto                              (             ) shares of the Common Stock of ExlService Holdings, Inc., a Delaware corporation, standing in the undersigned’s name on the books of said corporation represented by certificate no.              herewith, and does hereby irrevocably constitute and appoint                              attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.

Dated:

Signature:	/s/ Rohit Kapoor
Rohit Kapoor

Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Corporation to exercise its “Repurchase Option” set forth in the Agreement without requiring additional signatures on the part of Purchaser.

EXHIBIT B

CONSENT OF SPOUSE

I, [                    ], spouse of Rohit Kapoor, have read and approve the foregoing Agreement. In consideration of granting of the right to my spouse to purchase shares of ExlService Holdings, Inc., as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws of the [                    ] or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:                 , 2002.

Signature